UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on February 23, 2015, the Compensation Committee of the Company’s Board of Directors approved payment of bonuses earned in 2014 and set the 2015 base salaries for the Company’s Chief Executive Officer, Martin F. Roper, its Chairman, C. James Koch, and the other Named Executive Officers of the Company.

Bonuses for 2014 Performance

The Committee approved the following bonuses for the Chief Executive Officer, the Chairman, and the other Named Executive Officers of the Company, based on the Committee’s assessment of their respective achievement against the 2014 performance targets and overall performance of the Company previously set by the Committee:

Name	Title	Bonus Awarded	Percent of Potential Bonus Awarded
Martin F. Roper	President and CEO	$443,120	40.2%
C. James Koch	Chairman	$276,500	70.0%
William F. Urich	Treasurer and CFO	$203,300	95.0%
John C. Geist	Vice President of Sales	$178,690	83.5%
Thomas W. Lance	Vice President of Operations	$141,203	77.0%

Salaries for 2015

The Committee approved base salaries for the Chief Executive Officer, the Chairman, and the other Named Executive Officers of the Company as follows:

Name	Title	Base Salary for 2015	Percent Increase
Martin F. Roper	President and CEO	$783,000	2.5%
C. James Koch	Chairman and Founder	$405,000	2.5%
William F. Urich	Treasurer and CFO	$450,000	5.1%
John C. Geist	Vice President of Sales	$450,000	5.1%
Thomas W. Lance	Vice President of Operations	$376,000	2.5%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: February 26, 2015	/s/ William F. Urich
William F. Urich
Chief Financial Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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